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                                                                   Exhibit 4.3


                          SECOND SUPPLEMENTAL INDENTURE

                          dated as of October 29, 1999

                                       TO

                                    INDENTURE

                           dated as of March 19, 1999

                                      among

                            PRECISION PARTNERS, INC.,

                                   as Company,

                        THE GUARANTORS named therein, and

                              THE BANK OF NEW YORK,

                                   as Trustee,

                                   as amended


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          SECOND SUPPLEMENTAL INDENTURE (this "Second Supplemental Indenture"), dated as of October 29, 1999, among GILLETTE MACHINE & TOOL CO., INC., a
New York corporation (the "New Guarantor") and a newly acquired subsidiary of PRECISION PARTNERS, INC. (the "Company"), the Company, the existing guarantors (the "Existing Guarantors") under the Indenture referred to below, and THE BANK OF NEW YORK, a national banking corporation, as trustee under the Indenture referred to below (the "Trustee").

                             W I T N E S S E T H :

          WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 19, 1999 (as amended by the First Supplemental Indenture dated as of October 15, 1999, the "Indenture"), providing for the issuance of an aggregate principal amount of $150,000,000 of 12% Senior Subordinated Notes due 2009 (the "Securities");

          WHEREAS the Company has issued and outstanding $100 million of Securities under the Indenture;

          WHEREAS Section 4.14 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company's obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein and in Article 11 of the Indenture;

          WHEREAS Section 9.1 of the Indenture provides that a supplemental indenture may be entered into by the Company, the Existing Guarantors and the Trustee to change certain provisions of the Indenture or modify certain rights of the Holders of Securities without notice to or the consent of any Holder so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect, including to add Guarantees with respect to the Securities; and

          WHEREAS pursuant to Section 9.1 of the Indenture, the Trustee, the Company, the Existing Guarantors and the New Guarantor are authorized to execute and deliver this Supplemental Indenture;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

          1. DEFINITIONS. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          (b) For all purposes of this Second Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and
(ii) the words "herein," "hereof" and "hereby" and other words of

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similar import used in this Second Supplemental Indenture refer to this Second
Supplemental Indenture as a whole and not to any particular section hereof.

          2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Guarantor shall be a Guarantor for all purposes under the Indenture and the Securities.

          3. RATIFICATION OF INDENTURE; SECOND SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          4. MISCELLANEOUS.

          4.1 GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          4.2 TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Second
Supplemental Indenture.

          4.3 COUNTERPARTS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          4.4 EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction thereof.

          4.5 CONFLICT WITH TIA. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA, that is required under the TIA to be part of and govern any provision of this First Supplemental Indenture, the provision of the TIA shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provisions of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this First Supplemental Indenture, as the case may be.

          4.6. SEVERABILITY. In case any provision of this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          4.7. NO THIRD PARTY BENEFICIARIES. Nothing in this Second Supplemental Indenture, the Indenture, or the Securities, express or implied, shall give to any Person, other

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than the parties hereto and thereto and their successors hereunder and thereunder, and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Second Supplemental Indenture or the Securities.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

                                  New Guarantor:

                                  GILLETTE MACHINE & TOOL CO., INC.


                                  By:  /s/ Ronald M. Miller
                                     --------------------------------
                                     Name: Ronald M. Miller
                                     Title:  Vice President


                                  Company:

                                  PRECISION PARTNERS, INC.


                                  By:  /s/ Ronald M. Miller
                                     -------------------------------
                                     Name: Ronald M. Miller
                                     Title:  Chief Financial Officer


                                  Existing Guarantors:

                                  CERTIFIED FABRICATORS, INC.


                                  By:  /s/ Ronald M. Miller
                                     --------------------------------
                                     Name: Ronald M. Miller
                                     Title:   Vice President


                                  GENERAL AUTOMATION, INC.


                                  By:  /s/ Ronald M. Miller
                                     ---------------------------------
                                     Name: Ronald M. Miller
                                     Title:   Vice President


                                  NATIONWIDE PRECISION PRODUCTS CORP.



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                                  By:  /s/ Ronald M. Miller
                                     ----------------------------------
                                     Name: Ronald M. Miller
                                     Title:   Vice President

                                  MID STATE MACHINE PRODUCTS


                                  By:  /s/ Ronald M. Miller
                                     -----------------------------------
                                     Name: Ronald M. Miller
                                     Title:   Vice President

                                  GALAXY INDUSTRIES CORPORATION


                                  By:  /s/ Ronald M. Miller
                                     ------------------------------------
                                     Name: Ronald M. Miller
                                     Title:   Vice President

                                  Trustee:

                                  THE BANK OF NEW YORK


                                  By:  /s/ Remo J. Reale
                                     -------------------------------------
                                     Name: Remo J. Reale
                                     Title: Assistant Vice President


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